United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-39325	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4300 Cox Road

Glen Allen, Virginia 23060

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A	AUB.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2023, on the recommendation of the Nominating and Corporate Governance Committee of the board of directors (the “Board”) of Atlantic Union Bankshares Corporation (the “Company,” “we,” “us,” and “our”), the Board increased its size to 14 directors and appointed Paul Engola, Donald R. Kimble and Michelle A. O’Hara to fill the newly created seats, effective immediately.  Mr. Engola, Mr. Kimble and Ms. O’Hara were also elected to serve on the board of directors of our subsidiary bank, Atlantic Union Bank. Mr. Kimble was appointed to serve on the Audit Committee of the Board. At this time, no decision has been made regarding which Board committees Mr. Engola and Ms. O’Hara will serve.

Mr. Engola is the Deputy Group President of the Dynetics Group of Leidos Holdings, Inc. (“Leidos”) and serves as Executive Vice President, National Security Space, of Leidos. Before that, he held the positions of Chief Human Resources Officer and Head of Business Partnerships and Senior Vice President and Deputy Group President for Leidos’ Defense and Intelligence Group.

Mr. Kimble most recently served as Chief Financial Officer, Vice Chairman and Chief Administrative Officer of KeyCorp, the parent holding company of KeyBank NA, until his retirement effective May 1, 2023.

Ms. O’Hara is an Executive Vice President and Chief Human Resources Officer of Science Applications International Corporation, Inc. (“SAIC”). Before that, she held various executive-level positions with SAIC, including as Senior Vice President, Human Resources and as Senior Vice President, Total Rewards.

Mr. Engola, Mr. Kimble and Ms. O’Hara will each participate in the Board’s standard non-employee director compensation arrangements, on a prorated basis for the current year, as described under “Director Compensation” in our definitive proxy statement filed with the SEC on March 21, 2023, which description is incorporated herein by reference, as such arrangements may be amended from time to time.

There are no other arrangements or understandings between Mr. Engola, Mr. Kimble or Ms. O’Hara and any other person pursuant to which they were selected to serve on the Board. There are no transactions between the Company and Mr. Engola, Mr. Kimble or Ms. O’Hara that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2023, the Board amended and restated the Company’s Amended and Restated Bylaws (as so amended, the “Bylaws”), effective immediately. The following is a summary of the amendments, which is qualified in its entirety by reference to the full text of the Bylaws, which are filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

●	Article I, Sections 1 and 2. The amendments add new provisions related to the Board’s ability to designate that shareholder meetings may be held via remote communication, subject to the conditions imposed by applicable law and any guidelines and procedures adopted by the Board.

●	Article I, Section 4(c)(iii) and 4(e)(ii). The amendments update certain procedural mechanics and disclosure requirements for shareholder nominations of directors and submissions of proposals for other business made in connection with meetings of shareholders, including adding new provisions to address requirements related to the use of universal proxy cards adopted by the SEC under Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including to address the effect of noncompliance with Rule 14a-19.

●	Article I, Section 8. The amendments add a provision that requires shareholders directly or indirectly soliciting proxies from other shareholders to use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board.

●	Article I. Section 11. The amendments update certain requirements regarding the provision of the shareholders’ lists for meetings to conform more closely with Section 13.1-661 of the Virginia Stock Corporation Act.

The amendments also include other technical, clarifying, and modernizing revisions.

Item 7.01 Regulation FD Disclosure.

On December 8, 2023, we issued a press release announcing the appointment of Mr. Engola, Mr. Kimble and Ms. O’Hara to our Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information disclosed in or incorporated by reference into this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.2	Amended and Restated Bylaws of Atlantic Union Bankshares Corporation, effective as of December 6, 2023
3.2.1	Amended and Restated Bylaws of Atlantic Union Bankshares Corporation, effective as of December 6, 2023 (redline version)
99.1	Press release dated December 8, 2023
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: December 8, 2023	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer

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